Exhibit 10.1
FIRST AMENDMENT TO THE
AMENDED AND RESTATED
SECURED PROMISSORY NOTE
Reference is made to the Secured Promissory Note dated January 19, 1999, in the original principal amount of $225,000, by Barry S. Major, the “Borrower”, payable to NBC Acquisition Corp., the “Payee” (the “Original Note”), as amended by the Amended and Restated Secured Promissory Note, Restated Date July 9, 2002 (the “Restated Note”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Note, as amended by the Restated Note, is hereby further amended as follows:
1. Due Date. The due date of the unpaid balance of principal and accrued interest is extended from January 19, 2009 to January 19, 2011. The reference in the Original Note and the Restated Note to “January 19, 2009” is hereby amended to read “January 19, 2011.”
2. Principal Balance. By acceptance of this First Amendment, Payee acknowledges that after the application of all payments received from Borrower on or before the date of execution below, the outstanding principal balance is $91,474.67, and that all accrued interest has been paid through and including December 31, 2008.
3. Ratification. Except as expressly amended herein, Borrower and Payee ratify and approve all the terms and provisions of the Original Note, as amended by the Restated Note. The indebtedness evidenced by the Original Note, as amended by the Restated Note, is a continuing indebtedness and nothing contained herein shall be deemed to constitute payment, settlement or a novation of the Original Note, as amended by the Restated Note.
NOTICE
A Credit Agreement must be in writing to be enforceable under Nebraska law. To protect Borrower and Payee from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodations in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective. This notice is not intended to modify or amend the choice of law provisions of the Original Note, as amended by the Restated Note.
This Notice is given in connection with the First Amendment to the Amended and Restated Secured Promissory Note by the undersigned Borrower, who acknowledges receipt of a copy of this Notice.
Date of Execution: December 31, 2008

WITNESS:	Borrower

/s/ Mary Lockard	/s/ Barry S. Major

Barry S. Major

Agreed and Accepted:	Payee: NBC Acquisition Corp.

	By:	/s/ Mark W. Oppegard

Its Chief Executive Officer